As filed with the Securities and Exchange Commission on August 13, 1996
                                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-3
                           --------------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ---------------------------

                         INTELECT COMMUNICATIONS SYSTEMS
                                     LIMITED
             (Exact name of registrant as specified in its charter)
                           ---------------------------

                BERMUDA                                       N/A
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                 Identification Number)

                                   REID HOUSE
                                31 CHURCH STREET
                             HAMILTON, BERMUDA HM12
                                 (441) 295-8639

                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)
                           ---------------------------

                                PETER G. LEIGHTON
                                    PRESIDENT
                             INTELECT COMMUNICATIONS
                                 SYSTEMS LIMITED
                                   REID HOUSE
                                31 CHURCH STREET
                             HAMILTON, BERMUDA HM12
                                 (441) 295-8639
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    Copy to:
                            Philip P. Rossetti, Esq.
                                  HALE AND DORR
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000
                           ---------------------------

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
      ---








         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /
                                                                   ----

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                         ---

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.   /  /
                                   ---

         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box.    /  /
                                        ---



                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of each                                            Proposed                  Proposed
Class of                        Amount to be             Maximum                   Maximum                   Amount of
Securities to                   Registered               Offering                  Aggregate                 Registration
be Registered                                            Price Per                 Offering                  Fee
                                                         Share(1)                  Price(1)
- ------------------------       ---------------           --------------            -------------             -----------------

Common Shares, $0.01 par
value per share               2,652,170 shares             $9.5625                  $25,361,376                 $8,746


====================================================================================================================================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon the average of high and low prices on the Nasdaq National Market on August 9, 1996.

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), SHALL DETERMINE.









                  SUBJECT TO COMPLETION DATED AUGUST 13, 1996

                                2,652,170 Shares


                     INTELECT COMMUNICATIONS SYSTEMS LIMITED

                                  Common Shares

                                   -----------

         The common shares, par value US $0.01 per share (the "Common Shares"), of Intelect Communications Systems Limited ("Intelect Communications Systems Limited" or the "Company") covered by this Prospectus are shares issuable upon conversion of debentures and warrants, which may be offered and sold, from time to time, for the account of certain shareholders of the Company (the "Selling Shareholders"). See "Selling Shareholders." The Common Shares covered by this Prospectus are issuable in connection with certain financings. All of the shares offered hereunder are to be sold by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the shares by the Selling Shareholders.

         The Selling Shareholders may from time to time sell the shares covered by this Prospectus on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution." The Common Shares are traded on the Nasdaq National Market under the symbol ICOMF.

                            -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

                The date of this Prospectus is _________, 1996.












                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.com. The Common Shares of the Company are traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Common Shares offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 and the Company's Transition Report on Form 10-K for the transition period from November 1, 1995 to December 31, 1995;

         (2)   The  proxy   statement  for  the  Company's   Annual  Meeting  of
               Shareholders held on June 26, 1996;

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

         (4) The Company's Current Reports on Form 8-K dated November 10, 1995, February 20, 1996 and April 12, 1996 and Amendments to such Current Reports on Form 8-K/A dated December 4, 1995, April 12, 1996 and June 3, 1996, respectively.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the Secretary of the Company, Reid House, 31 Church Street, Hamilton, Bermuda HM12, telephone (441) 295-8639. Statements in documents incorporated by reference shall be deemed modified by statements herein. Statements so modified shall constitute part of this Prospectus only as so modified.

 ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAW

         The Company conducts its business operations through direct and indirect subsidiaries. The parent company is a Bermuda company and holds its assets, including the assets of such subsidiaries, outside the United States. A majority of the Company's directors and officers are not residents of the United States. Certain of the Company's assets and most of the assets of its directors and officers are located outside the United States. As a result, it may be difficult for investors in the Common Shares to (i) effect service of process within the United States upon the Company or such persons, or (ii) realize in the United States upon the judgments of courts of the United States against the Company or such persons predicated upon the civil liability provisions of the United States federal securities laws. The Company has been advised by its Bermuda counsel, Appleby, Spurling & Kempe, that there is doubt (i) whether a judgment of a United States court predicated solely upon the civil liability provisions of the United States federal securities laws would be enforceable in Bermuda against the Company or such persons, and (ii) whether an action could be brought in Bermuda against the Company or such persons in the first instance on the basis of a liability predicated solely upon the provisions of the United States federal securities laws.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                   THE COMPANY

         Intelect Communications Systems Limited ("Intelect Communications Systems Limited" or the "Company") was incorporated under the laws of Bermuda in April 1980 and operated under the name of Coastal International, Ltd. until September 1985 and as Challenger International, Ltd. until December 1995. The Company has several operating subsidiaries (including Intelect, Inc.
("Intelect") based in Richardson, Texas and Intelect Europe Limited ("Intelect Europe") based in Derbyshire, England). Unless the context otherwise indicates, the Company refers to Intelect Communications Systems Limited and its subsidiaries.

         During the year ended October 31, 1995 the Company acquired Intelect and Intelect Europe and disposed of its previous principal operating subsidiary, Savage Corporation ("Savage"). During the quarter ended March 31, 1996, the Company acquired DNA Enterprises, Inc. ("DNA") and Mosaic Information Technologies Inc. ("Mosaic"). The Company's operations are now focused in the field of providing multimedia voice, data and video products and systems for communications-critical applications.

         The Company's executive offices are located at Reid House, 31 Church Street, Hamilton, Bermuda HM12 (telephone: (441) 295-8639).

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of Common Shares offered hereby although the Company will receive a total of US $600,002.02 for these shares if Grayson & Associates, Inc. ("Grayson"), which is selling an aggregate of 70,063 Common Shares, exercises its warrants to acquire such shares at an exercise price of US $8.56375 per share.


                              SELLING SHAREHOLDERS

         The Debenture Holders (as defined below) were issued 7.5% Convertible Debentures due August 8, 1998 (the "Debentures") of the Company on August 8, 1996. Grayson received a warrant to acquire Common Shares on August 8, 1996 in partial payment of financial advisory services to the Company. The Debenture Holders and Grayson are collectively referred to as the Selling Shareholders. The Selling Shareholders were issued securities, for which the Common Shares covered by this Prospectus are issuable, in a series of private placements as summarized below:

         Of the  2,652,170  Common  Shares  being  registered:  (i) an estimated
258,211 Common Shares will be issuable to Navesink Investment Fund, LDC ("Navesink"), an estimated 193,658 Common Shares will be issuable to Banque Scandinave en Suisse ("Scandinave"), an estimated 129,105 Common Shares will be issuable to CEFEO Investments Ltd. ("CEFEO"), an estimated 77,463 Common Shares will be issuable to GAM Arbitrage Investments Inc. ("GAM Arbitrage"), an
estimated 77,463 Common Shares will be issuable to Raphael LP ("Raphael"), an estimated 335,674 Common Shares will be issuable to Leonardo LP ("Leonardo"), an estimated 25,821 Common Shares will be issuable to AG Super Fund International Partners, LP ("Super Fund"), an estimated 451,869 Common Shares will be issuable to Goodland International Investments Ltd. ("Goodland"), an estimated 193,658 Common Shares will be issuable to Weyburn Overseas Ltd. ("Weyburn"), an estimated 516,421 Common Shares will be issuable to Halifax Fund, L.P. ("Halifax"), an estimated 193,658 Common Shares will be issuable to Faisal Finance (Switzerland) S.A. ("Faisal"), an estimated 64,553 Common Shares will be issuable to Buchanan Fund Limited ("Buchanan Fund"), and an estimated 64,553 Common Shares will be issuable to Buchanan Partners Limited ("Buchanan Partners") each, subject to certain limitations, upon the conversion of certain convertible debentures issued to such entities in a private placement (Navesink, Scandinave, CEFEO, GAM Arbitrage, Raphael, Leonardo, Super Fund, Goodland, Weyburn, Faisal, Halifax, Buchanan Fund and Buchanan Partners, collectively, the "Debenture Holders"); and (ii) 70,063 Common Shares will be issuable to Grayson and upon the exercise of a warrant to acquire Common Shares issued to Grayson (the "Grayson Warrant"). The number of shares covered by this Prospectus relating to the Debenture Holders has been estimated to be each Debenture Holder's pro rata portion of the maximum number of Common Shares issuable upon conversion of the Debentures without obtaining the approval of the Company's shareholders, partial redemption of the Debentures or other specified events.

         In each case, the issuance of Common Shares to the Selling Shareholders was undertaken pursuant to Section 4(2) of the Securities Act and, in the case of the issuances to the Debenture Holders, under Regulation D promulgated thereunder.

         In addition, in connection with the private placement of convertible debentures described above, the Company and each Debenture Holder entered into a registration rights agreement (the "Registration Rights Agreement") providing, among other things, for the registration of the Common Shares issuable upon conversion of such debentures. The Grayson Warrant provides for registration rights relating to the Common Shares underlying the Grayson Warrant on substantially the same terms as the Registration Rights Agreement.

         The following table sets forth the number of Common Shares beneficially owned by each of the Selling Shareholders as of August 9, 1996, the number of shares to be offered by each of the Selling Shareholders pursuant to this Prospectus and the number of shares to be beneficially owned by each of the Selling Shareholders if all of the shares offered hereby are sold as described herein. Except as provided below, the Selling Shareholders have not held any positions or offices with, been employed by, or otherwise had a material relationship with, the Company or any of its predecessors or affiliates since August 1, 1993.




                                                 Number of                                            Number of
                                               Common Shares                                        Common Shares
                                               Beneficially                 Number of               Beneficially
          Name of                                  Owned                  Common Shares              Owned After
    Selling Shareholder                    as of August 9, 1996          Offered Hereby               Offering
    -------------------                    --------------------          -------------                --------

Grayson & Associates, Inc.                     70,063                      70,063                          0

Navesink Investment Fund, LDC (1)             258,211 (1)                 258,211                          0

Banque Scandinave en Suisse (1)               193,658 (1)                 193,658                          0

CEFEO Investment Ltd. (1)                     129,105 (1)                 129,105                          0

GAM Arbitrage Investments Inc. (1)             77,463 (1)                  77,463                          0

Raphael LP (1)                                 77,463 (1)                  77,463                          0

Leonardo LP (1)                               335,674 (1)                 335,674                          0

AG Super Fund International
Partners, LP (1)                               25,821 (1)                  25,821                          0

Goodland International
Investments Ltd. (1)                          451,869 (1)                 451,869                          0

Weyburn Overseas Ltd. (1)                     193,658 (1)                 193,658                          0

Halifax Fund, L.P. (1)                        516,421 (1)                 516,421                          0

Faisal Finance
(Switzerland) S.A. (1)                        193,658 (1)                 193,658                          0

Buchanan Partners Limited (1)                  64,553 (1)                  64,553                          0

Buchanan Fund Limited (1)                      64,553 (1)                  64,553                          0




(1) The Company issued convertible debentures in the aggregate principal amounts with respect to each Debenture Holder as follows: US $1,000,000 to Navesink; US $750,000 to Scandinave; US $500,000 to CEFEO; US $300,000 to GAM Arbitrage; US $300,000 to Raphael; US $1,300,000 to Leonardo; US $100,000 to Super Fund; $1,750,000 to Goodland; US $750,000 to Weyburn; US $2,000,000 to Halifax; US $750,000 to Faisal; US $250,000 to Buchanan Fund; and US $250,000 to Buchanan Partners. Each Debenture provides for conversion into Common Shares on the basis of a floating conversion ratio tied to a percentage of the market price of the Company's Common Shares. The principal amount of the Debentures is convertible into Common Shares in equal one-third amounts sixty, ninety and one hundred twenty days following August 8, 1996 at the lower of (i) a 15% discount to the five day average closing bid prior to the notice of conversion date and (ii) the fixed price conversion of $11.0825. Notwithstanding the foregoing, the Company is not obligated to issue more than an aggregate of 2,582,107 Common Shares (the "Maximum Number of Common Shares"). In the event that the conversion price would result in the issuance of Common Shares in excess of the Maximum Number of Common Shares upon conversion of the Debentures, the Company, at its election, shall: (a) obtain shareholder approval of such issuance, (b) obtain a waiver from Nasdaq of the shareholder approval requirement or (c) redeem a portion of the Debentures in order to issue not more than the Maximum Number of Common Shares. In the event that the Company is unsuccessful in obtaining shareholder approval or a Nasdaq waiver or in effecting a partial redemption, the Company is subject to a penalty of $500 per day, per million, of the remaining principal amount of the Debentures as liquidated damages.

                              PLAN OF DISTRIBUTION

         Common Shares covered hereby may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to an underwritten offering or one or more of the following methods: (a) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Shareholders that they have not made any arrangements relating to the distribution of the shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Registration Rights Agreement provides that the Company will indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

         In offering the Common Shares covered hereby, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Shareholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. None of the shares covered by this Prospectus presently qualifies for sale pursuant to Rule 144.

         The Company has advised the Selling Shareholders that during such time as they may be engaged in a distribution of Common Shares included herein they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, that they may not engage in any stabilization activity in connection with Intelect securities, are required to furnish to each broker-dealer through which Common Shares included herein may be offered copies of this Prospectus, and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any Intelect securities except as permitted under the Exchange Act. The Selling Shareholders have agreed to inform the Company when the distribution of the shares is completed.

         Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

         This offering will terminate on the earlier of (a) the date on which the shares are eligible for resale pursuant to Rule 144 under the Securities Act or (b) the date on which all shares offered hereby have been sold by the Selling Shareholders.


                          DESCRIPTION OF CAPITAL STOCK

         The authorized share capital of the Company is US $950,000, divided into 80,000,000 Common Shares of US $0.01 par value each (the "Common Shares") and 15,000,000 Serial Preferred Shares of US $0.01 par value each (the "Preferred Shares"). As of August 9, 1996, there were 12,910,541 Common Shares and no Preferred Shares issued and outstanding.

COMMON SHARES

         The holders of Common Shares shall be entitled to rank pari passu in all respects with each other holder of Common Shares. Any shareholder who is a holder of Common Shares shall be entitled to one vote for each Common Share held by such holder. Subject to the payment of preferential amounts to which the holders of any Preferred Shares which may be issued from time to time may be entitled, holders of the Common Shares shall be entitled, pro rata to their holding of Common Shares, to participate in any assets or surplus of the Company distributable in any liquidation, dissolution or winding-up of the Company. Each holder of Common Shares is entitled to dividends declared from time to time by the Board of Directors out of assets legally available therefor.

PREFERRED SHARES

         The Preferred Shares may be issued from time to time in one or more series and in such amount as may be established or designated from time to time by the Board of Directors in accordance of the Bye-Laws of the Company. The Board of Directors has the authority to establish and designate any unissued Preferred Shares as a series of such of shares.

APPROVAL OF CERTAIN TRANSACTIONS

         The holders of a simple majority of the votes cast can approve such fundamental transactions as the liquidation of the Company, the sale of substantially all of its assets, and a merger, consolidation or other similar events involving the Company. The Bye-Laws, notwithstanding the foregoing, provide that a proposed amalgamation, merger, consolidation or share exchange of the Company, if it has not been recommended by the Board of Directors, will require the affirmative vote of ninety percent (90%) of the outstanding shares of each class entitled to vote thereon. This provision may have the effect of delaying or preventing a change in control of the Company.

VARIATION OF RIGHTS

         If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued and outstanding shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the relevant provisions of the Companies Act 1981 of Bermuda. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

           LIMITATIONS ON OWNERSHIP OF SHARES BY RESIDENTS OF BERMUDA

         Under the Exchange Control Act of 1972 of Bermuda, the issue and transfer of shares of Bermuda companies such as the Company is subject to the prior general approval of the Bermuda Monetary Authority (the "Authority"). The Authority has approved the issue and subsequent unrestricted transfer of the Shares offered by this Prospectus to and between persons and corporations considered by the Authority to be nonresidents of Bermuda for foreign exchange purposes. The issue or transfer of Shares of the Company to persons or corporations considered by the Authority to be residents of Bermuda for foreign exchange purposes will require the specific approval of the Authority.

                                  LEGAL MATTERS

         The validity of the Common Shares offered by the Selling Shareholders hereby will be passed upon by Appleby, Spurling & Kempe, Hamilton, Bermuda.

                                     EXPERTS

         The consolidated financial statements and financial statement schedules of Intelect Communications Systems Limited as of December 31, 1995 and October 31, 1995 and 1994 and for the two month period ended December 31, 1995 and each of the years in the three-year period ended October 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick, Hamilton, Bermuda, independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Intelect, Inc. as of April 24, 1995 and December 31, 1994 and 1993 and for the years ended December 31, 1994 and 1993 and the period from January 1, 1995 to April 24, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat

Marwick  LLP,  Dallas,   Texas,   independent   certified  public   accountants,
incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of DNA Enterprises, Inc. as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, Dallas, Texas, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Mosaic Information Technologies Inc. (a development stage company) as of December 31, 1995, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1995 and for the period from January 24, 1992 (date of inception) through December 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, New York, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP covering Mosaic Information Technologies Inc. (a development stage company) financial statements as of December 31, 1995, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1995 and for the period from January 24, 1992 (date of inception) through to December 31, 1995, contains an explanatory paragraph which states that the Company's recurring losses from operations since inception, working capital deficiency and net capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                                   PROSPECTUS

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Available Information...................................................      2
Incorporation of Certain Documents by Reference ........................      2
Enforceability of Civil Liabilities Under
  United States Federal Securities Laws.................................      3
The Company.............................................................      4
Use of Proceeds.........................................................      5
Selling Shareholders....................................................      5
Plan of Distribution....................................................      7
Description of Capital Stock............................................      7
Legal Matters...........................................................      8
Experts.................................................................      8








                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Nature of Expense
- -----------------

SEC Registration Fee.............................................      $8,746
Legal (including Blue Sky) and
  Accounting Fees and Expenses...................................      15,000*
Miscellaneous....................................................       5,000*

                                         TOTAL                        $28,746*
- --------------------
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Bye-Law 7.2 of the Registrant's Bye-Laws provides for indemnification by the Registrant of directors and officers, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a Member or creditor, and his heirs and legal representatives, against all costs, judgements, fines, taxes, penalties, charges and expenses (including attorney's fees), including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate; provided that the obligation of the Registrant to so indemnify shall not extend to any liability in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to any such person. The Registrant shall also indemnify any such person in such other circumstances to the fullest extent as the Companies Act of 1981 of Bermuda as amended from time (the Act) or applicable law permits or requires. Further, nothing in said Bye-Law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of said Bye-Law.

         Subject to the Act, the Registrant may purchase and maintain insurance for the benefit of directors and officers covered by the indemnity provision of the Bye-Laws.

         The Companies Act of 1981 of Bermuda provides that (i) subject to sub-paragraph (ii) below, a Company may in its bye-laws or in any contract or arrangement between the Company and any officer, or any person employed by the Company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the Company or any subsidiary thereof, and (ii) any provision, whether contained in the bye-laws of a company or in a contract or arrangement between a company and any director or officer, which purports to indemnify against liability in respect of wilful negligence, wilful default, fraud or dishonesty of which he may be guilty, shall be void. Accordingly, if a director or officer should be found guilty of wilful negligence, wilful default, fraud or dishonesty in relation to the affairs of the Registrant, he would not be indemnified by the Registrant in such circumstances.

         The Company has a directors and officers liability policy that insures the Company's directors and officers against certain liabilities.

ITEM 16.  EXHIBITS.

         See Exhibit Index included immediately preceding the Exhibits to this Registration Statement, which is incorporated herein by reference.





                                      II-1








ITEM 17.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employer benefit plan's annual report pursuant to Section
15(d)  of  the  Exchange  Act)  that  is   incorporated  by  reference  in  this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                      II-2




                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 13th day of August, 1996.


                                         INTELECT COMMUNICATIONS SYSTEMS LIMITED


                                         By: /s/ Peter G. Leighton
                                            ------------------------------------
                                            PETER G. LEIGHTON
                                            President



                        SIGNATURES AND POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Peter G. Leighton, Rhianon M. Pedro and Philip P. Rossetti and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Intelect Communications Systems Limited, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of August, 1996.


         SIGNATURE                         TITLE
         ---------                         -----



/s/ Herman M. Frietsch                     Director and Executive Chairman
- -----------------------------
Herman M. Frietsch


/s/ Peter G. Leighton                      Director and President
- -----------------------------              (Principal Executive Officer)
Peter G. Leighton


/s/ Jeremy T.G. Posner                     Director
- -----------------------------
Jeremy T.G. Posner


- -----------------------------              Director
Anton von und zu Liechtenstein






                                      II-3








_____________________________              Director
Wendell M. Hollis


/s/ Rhianon M. Pedro                       Chief Financial Officer,
- -----------------------------              Treasurer and Secretary
Rhianon M. Pedro                           (Principal Accounting and
                                           Financial Officer)




                                      II-4











                                  Exhibit Index


EXHIBIT                                DESCRIPTION OF EXHIBIT
- -------                                ----------------------

       4.1          --     Memorandum of Association
                           of the Company, as amended*
       4.2          --     Certificate of Incorporation of the Company,
                           as amended*
       4.3          --     Bye-Laws of the Company*
       5.1          --     Opinion of Appleby, Spurling & Kempe
      23.1          --     Consent of Appleby, Spurling & Kempe (included
                           in Exhibit 5.1)
      23.2          --     Consent of KPMG Peat Marwick (Hamilton,
                           Bermuda)
      23.3          --     Consent of KPMG Peat Marwick LLP (New York,
                           New York)
      23.4          --     Consent of KPMG Peat Marwick LLP (Dallas, Texas)
      24.1          --     Power of Attorney (appears on Pages II-3 and II-4)

- ----------------------

* Incorporated by reference from the Company's Registration Statement on Form S-3 (File No. 333-09049).